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                                                                    EXHIBIT 11.1
                                MASSBANK CORP.
                              Earnings Per Share

The following is a calculation of earnings per share for the three and six months ended June 30, 200 six months ended June 30, 2001 and 2000.
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

                                                  Three Months Ended         Six Months Ended
Calculation of Basic                                   June 30,                  June 30,
 Earnings Per Share                                  2001         2000         2001         2000
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
Net Income                                     $2,688,000   $2,717,000   $5,433,000   $5,545,000


Average common shares outstanding               3,133,520    3,255,432    3,141,798    3,272,478

Less:  Unallocated Employee Stock Ownership
  Plan (ESOP) shares not committed
  to be released                                  (17,600)     (26,400)     (17,600)     (26,400)


Weighted average shares outstanding             3,115,920    3,229,032    3,124,198    3,246,078


Earnings per share (in dollars)                $     0.86   $     0.84   $     1.74   $     1.71
                                               ----------   ----------   ----------   ----------
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                                                   Three Months Ended        Six Months Ended
Calculation of Diluted                                  June 30,                  June 30,
 Earnings Per Share                                  2001         2000         2001         2000
-------------------------------------------------------------------------------------------------
Net Income                                     $2,688,000   $2,717,000   $5,433,000   $5,545,000


Average common shares outstanding               3,133,520    3,255,432    3,141,798    3,272,478

Less:  Unallocated Employee Stock Ownership
  Plan (ESOP) shares not committed
  to be released                                  (17,600)     (26,400)     (17,600)     (26,400)

Diluted stock options                              80,988       75,872       77,425       75,054
                                               ----------   ----------   ----------   ----------

Weighted average shares outstanding             3,196,908    3,304,904    3,201,623    3,321,132
                                               ----------   ----------   ----------   ----------

Earnings per share (in dollars)                $     0.84   $     0.82   $     1.70   $     1.67
                                               ----------   ----------   ----------   ----------

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